Exhibit 99.1

Capitalworks Emerging Markets Acquisition Corp Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing January 21, 2022

New York, NY / January 20, 2022 / Capitalworks Emerging Markets Acquisition Corp (NASDAQ: CMCAU) (the “Company”), a special purpose acquisition company, today announced that, commencing January 21, 2022, holders of the units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares and warrants included in the units. Class A ordinary shares and warrants that are separated will trade on The Nasdaq Global Market (“Nasdaq”) under the symbols “CMCA” and “CMCAW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on Nasdaq under the symbol “CMCAU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Capitalworks Emerging Markets Acquisition Corp

Capitalworks Emerging Markets Acquisition Corp is a newly organized blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or geographic region, it intends to focus on high-growth companies operating in select emerging markets, with the ability to replicate their business models sustainably across other emerging markets or translate their products, services or technologies to developed markets.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the timing of the separation of the units sold in the Company’s initial public offering. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Capitalworks Contact

Cody Slach, Alex Thompson

Gateway IR

(949) 574-3860

CMCA@gatewayir.com

SOURCE: Capitalworks Emerging Markets Acquisition Corp